UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2014

LAYNE CHRISTENSEN COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
_______________	_______________	_______________
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Hughes Landing Blvd, Suite 700
The Woodlands, Texas 77380

(Address of principal executive offices)
____________________

(281) 475-2600

(Registrant's telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2014, James Easter resigned from his position as Senior Vice President and Chief Financial Officer of the Company, with such resignation to become effective on August 1, 2014.

On July 17, 2014, Martha Vance resigned from her position as Vice President and Chief Accounting Officer of the Company, with such resignation to become effective on August 1, 2014.

The Board of Directors of the Company has appointed Andy Atchison to serve as Interim Chief Financial Officer (and as the Company's principal financial officer and principal accounting officer), effective August 1, 2014. Mr. Atchison served as the Company's Controller from 1997 to June 2012.  Thereafter, he continued to assist the Company in various accounting roles during the relocation of the Company’s headquarters to The Woodlands, Texas, until July of 2013.  Following his departure from the Company, Mr. Atchison, age 51, provided consulting services to other companies on finance and accounting matters. Prior to working for the Company, Mr. Atchison worked for Deloitte and Touche LLP in various positions from 1985 to 1997.  Mr. Atchison is a certified public accountant.

There are no transactions between Mr. Atchison and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Atchison's compensation will consist of an annual base salary of $300,000 payable in accordance with the Company's normal payroll procedures.  In addition, Mr. Atchison will be entitled to participate in the Company's employee benefits that are generally available to all employees to the same extent as other employees of a comparable rank.

Item 7.01. Regulation FD Disclosure.

On July 21, 2014, Layne issued a press release announcing the foregoing transition in leadership described above in Item 5.02. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1           Press Release dated July 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company

Date: July 21, 2014	By:	/s/ Steven F. Crooke
Steven F. Crooke
Sr. Vice President-General Counsel & Secretary